Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

RAND CAPITAL SUB, INC.

ARTICLE I

Meetings of Shareholders

Section1. Annual Meeting. The annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of such other business as may be set forth in the notice of the meeting, shall be held each year at such time and such place within or without the State of New York as the board of directors shall determine and the notice of the meeting or a duly executed waiver of notice shall specify.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the board of directors or by the Chairman of the Board or the President. Each special meeting of the shareholders shall be held at such time as the board of directors or the person calling the meeting (the Chairman of the Board, President, Secretary or Assistant Secretary, as the case may be) shall determine and the notice of the meeting shall specify, and shall be held at the principal office of the corporation or at such other place within or without the State of New York as the board of directors shall determine and the notice of the meeting shall specify.

Section 3. Notice of Meetings. Written notice of each meeting of the shareholders shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deposited in the United States mail, with first-class postage thereon prepaid, directed to the shareholder at his, her or its address as it appears on the record of shareholders, or, if he, she or it shall have filed with the Secretary of the corporation a written request that notices to him, her or it be mailed to some other address, then directed to him, her or it at such other address. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person calling the meeting. The notice need not refer to the approval of minutes or to other matters normally incident to the conduct of the meeting. Except for such matters, the business which may be transacted at the meeting shall be confined to business which is related to the purpose or purposes set forth in the notice. If, at any meeting, action is proposed to be taken which would, if taken, entitle dissenting shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

Section 4. Waiver of Notice. Whenever under any provision of these by-laws, the certificate of incorporation, the terms of any agreement or instrument, or law, the corporation or the board of directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his or her duly authorized attorney-in-fact, submits a signed waiver of notice of such requirements. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him, her or it.

Section 5. Procedure. At each meeting of shareholders the order of business and all other matters of procedure may be determined by the person presiding at the meeting.

Section 6. List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 7. Quorum. At each meeting of shareholders for the transaction of any business, a quorum shall be present to organize such meeting. Except as otherwise provided by law, a quorum shall consist of the holders of not less than a majority of the votes of shares of the corporation entitled to vote at such meeting, present either in person or by proxy. When a quorum is once present to organize a meeting of the shareholders, it is not broken by the subsequent withdrawal of any shareholders.

Section 8. Adjournments. The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not a quorum shall be present at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place to which the meeting is adjourned. At any adjourned meeting at which a quorum shall be present any business may be transacted that might have been transacted on the original date of the meeting, and the shareholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting.

Section 9. Voting; Proxies. Each shareholder of record shall be entitled at every meeting of shareholders to one vote for each share having voting power standing in his, her or its name on the record of shareholders of the corporation on the record date fixed pursuant to Section 3 of Article VI of these by-laws unless otherwise provided in the certificate of incorporation of the corporation. Each shareholder entitled to vote at a meeting of shareholders may vote in person, or may authorize another person or persons to act for him, her or it by proxy. Any proxy shall be signed by such shareholder or his or her duly authorized agent or attorney-in-fact and shall be delivered to the secretary of the meeting. The signature of a shareholder on any proxy, including without limitation a telegram, cablegram, facsimile signature or other means of electronic transmission, may be printed, stamped or written, provided such signature is executed or adopted by the shareholder with intention to authenticate the proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Directors shall, except as otherwise provided by law or the certificate of incorporation, be elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. All other corporate action to be taken by vote of the shareholders shall, except as otherwise provided by law, the certificate of law, the certificate of incorporation or these by-laws, be authorized by a majority of the votes cast at a meeting of the shareholders. The vote for directors, or upon any corporation action coming before a meeting of shareholders, shall not be ballot unless the person presiding at such meeting shall so direct or any shareholder, present in person or by proxy and entitled to vote thereon, shall so demand.

Section 10. Appointment of Inspectors of Election. The board of directors may, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting or adjournment thereof, and shall do so if the corporation has a class of voting shares that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association. If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any shareholder entitled to thereat shall, appoint one or more inspectors. In case any inspector fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. No person who is a candidate for the office of director of the corporation shall act as an inspector at any meeting of the shareholders at which directors are elected.

Section 11. Duties of Inspectors of Election. Whenever one or more inspectors of election may be appointed as provided in these by-laws, he, she or they shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

Section 12. Written Consent of Shareholders Without a Meeting. Whenever by law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon or, if the certificate of incorporation of the corporation so provides, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consent thus given by the holders of all such number of shares as is required under this Article I, Section 12 shall have the same effect as a valid vote of such number of shares. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE II

Directors

Section 1. Number and Qualifications. The board of directors shall consist of three or more members, of whom a majority shall not be “interested persons” (as that term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended) of the corporation. Subject to any provision as to the number of directors contained in the certificate of incorporation or these by-laws, the exact number of directors shall be fixed from time to time by action of the shareholders or by vote of a majority of the entire board of directors, provided that no decrease in the number of directors shall shorten the term of any incumbent director. If the number of directors be increased at any time, the vacancy or vacancies in the board arising from such increase shall be filled as provided in Section 5 of this Article II. If the number of directors is not otherwise fixed as provided above, it shall be one. Each of the directors shall be at least 18 years of age.

Section 2. Election and Term of Office. Except as otherwise provided by law or these by-laws, each director of the corporation shall be elected at an annual meeting of shareholders or at any meeting of the shareholders held in lieu of such annual meeting, which meeting, for the purposes of these by-laws, shall be deemed the annual meeting, and shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section 3. Resignation. Any director of the corporation may resign at any time by giving his or her resignation to the Chairman of the Board, the President, any Vice President or the Secretary. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal of Directors. Any director may be removed for cause, at any meeting of shareholders, notice of which shall have referred to the proposed action, by vote of the shareholders. Any director may be removed without cause, at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the corporation entitled to vote. Any director may be removed for cause, at any meeting of the directors, notice of which shall have referred to the proposed action, by vote of a majority of the entire board of directors.

Section 5. Vacancies. Except as otherwise provided by law or these by-laws, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or any such newly created directorships and vacancies occurring in the board of directors for any reason may be filled by vote of the shareholders at any meeting of shareholders notice of which shall have referred to the proposed election. If any such newly created directorships or vacancies occurring in the board of directors for any reason shall not be filled prior to the next annual meeting of shareholders, they shall be filled by vote of the shareholders at such annual meeting. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified.

Section 6. Directors’ Fees. Directors, including salaried officers who are directors, may receive a fee for their services as directors and traveling and other out-of-pocket expenses incurred in attending any regular or special meeting of the board. The fee may be a fixed sum to be paid for attending each meeting of the board of directors or a fixed sum to be paid monthly, quarterly, or semi-annually, irrespective of the number of meetings attended or not attended. The amount of the fee, if any, and the basis on which it shall be paid shall be determined by the board of directors. Nothing contained in this Section 6 shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 7. First Meeting of Newly Elected Directors. The first meeting of the newly elected board of directors may be held immediately after the annual meeting of shareholders and at the same place as such annual meeting of shareholders, provided a quorum be present, and no notice of such meeting shall be necessary. In the event such first meeting of the newly elected board of directors is not held at said time and place, the same shall be held as provided in Section 8 of this Article II.

Section 8. Meetings of Directors. Regular and special meetings of the board of directors shall be held at such times and at such places, within or without the State of New York as the board of directors or the Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President or any Vice President, may determine.

Section 9. Notice of Meetings. Regular meetings of the board of directors may be held without notice if the times and places of such meetings are fixed by the board. Except as provided in the preceding sentence, notice of each regular or special meeting of the board of directors to be held in accordance with Section 8 of this Article II, stating the time and place thereof, shall be given by the Chairman of the Board, the President, the Secretary, any Assistant Secretary or any member of the board to each member of the board: (a) not less than three days before the meeting by depositing the notice in the United States mail, with first-class postage thereon prepaid, directed to each member of the board at the address designated by him or her for such purpose (or, if none is designated, at his or her last known address), or (b) not less than 24 hours before the meeting by either (i) delivering the same to each member of the board personally, (ii) sending the same by telephone, telegraph, cable or other document transmission equipment to the address designated by him or her for such purposes (or, if none is designated, to his or her last known address), or (iii) delivering the notice to the address designated by him or her for such purpose (or, if none is designated, to his or her last known address). Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting. The notice of any meeting of the board of directors need not specify the purpose or purposes for which the meeting is called, except as provided in Section 4 of this Article II and as provided in Article IX of these by-laws.

Section 10. Quorum and Action by the Board. At all meetings of the board of directors, except as otherwise provided by law, the certificate of incorporation or these by-laws, a quorum shall be required for the transaction of business and shall consist of not less than a majority of the entire board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

Section 11. Procedure. The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

Section 12. Action Without a Meeting. Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

Section 13. Presence at Meeting by Telephone. Unless otherwise restricted by the certificate of incorporation of the corporation, members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees; Designation of Committees

Section 1. Designation of Committees. The board of directors, by resolution or resolutions adopted by a majority of the entire board, may designate from among its members one or more committees, each consisting of one or more directors, and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each committee so designated shall have such name as may be provided from time to time in the resolution or resolutions, shall serve at the pleasure of the board of directors and shall have, to the extent provided in such resolution or resolutions, all the authority of the board of directors except as otherwise provided by law.

Section 2. Records. Each committee of the board shall keep regular minutes of its proceedings and report its actions to the board of directors when required.

Section 3. Compensation. Members of any committee may receive such compensation as the board of directors shall from time to time determine.

ARTICLE IV

Officers

Section 1. Officers; Term of Office. The board of directors may annually appoint or elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The same person may not serve as President and Secretary at the same time. The board of directors may from time to time appoint or elect such additional officers as it may determine. Such additional officers shall have such titles and such authority and perform such duties as the board of directors may from time to time prescribe.

Section 2. Term of Office. The Chairman of the Board, the President, each Vice President, the Secretary and the Treasurer shall, unless otherwise determined by the board of directors, hold office until the first meeting of the board following the next annual meeting of shareholders and until their successors have been appointed or elected and qualified. Each additional officer appointed or elected by the board of directors shall hold office for such term as shall be determined from time to time by the board of directors and until his or her successor has been appointed or elected and qualified. Any officer, however, may be removed or have his or her authority suspended by the board of directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the board of directors shall have the power to fill such vacancy.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the board of directors.

Section 4. The President. The President shall be the chief executive officer of the corporation. In the absence or disability of the Chairman of the Board, or at his or her request, the President shall preside at all meetings of the shareholders and of the board of directors. He or she shall have the general powers and duties of supervision and management of the corporation which usually pertain to his or her office and shall perform all such other duties as are properly required of him or her by the board of directors.

Section 5. The Vice Presidents. Each Vice President may be designated by such title as the board of directors may determine, and each Vice President in such order of seniority as may be determined by the board, shall, in the absence or disability of the President, or at his or her request, perform the duties and exercise the powers of the President. Each Vice President also shall have such powers and perform such duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Section 6. The Secretary and Assistant Secretaries. The Secretary shall issue notices of all meetings of shareholders and directors where notices of such meetings are required by law or these by-laws. He or she shall attend all meetings of shareholders and of the board of directors and keep the minutes thereof. He or she shall affix the corporate seal to and sign such instruments as require the seal and his or her signature and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Secretary may, in the absence or disability of the Secretary, or at his or her request or the request of the President, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board of directors shall prescribe.

Section 7. The Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all the moneys and securities of the corporation. He or she shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by him or her and paid by him or her on account of the corporation. The Treasurer shall make and sign such reports, statements and instruments as may be required of him or her by the board of directors or by the laws of the United States or of any state, country or other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to his or her office or as are properly required of him or her by the board of directors.

Each Assistant Treasurer may, in the absence or disability of the Treasurer, or at his or her request or the request of the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the board of directors shall prescribe.

Section 8. Officers Holding Two or More Offices. Any two or more offices may be held by the same person, except that the President and the Secretary may not be the same person. When all of the issued and outstanding shares of the corporation are owned by one individual, such individual may hold all or any combination of offices.

Section 9. Duties of Officers May be Delegated. In case of the absence or disability of any officer of the corporation or in case of a vacancy in any office or for any other reason that the board of directors may deem sufficient, the board of directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 11. Security. The board of directors may require any officer, agent or employee of the corporation to give security for the faithful performance of his or her duties, in such amount as may be satisfactory to the board. Such security may be in the form of a fidelity bond obtained by the corporation at its expense.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Definitions. For the purposes of this Article V, the following terms have the following meanings:

“Affiliated Person” has the meaning stated in the Investment Company Act.

“Assets” means common and preferred stock (including warrants, rights and other options relating to such stock), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, interests in personal property of all kinds (tangible or intangible) choses in action, and cash, bank deposits and so-called money market instruments.”

“Assets under Management” means, as of any specified date, the value of all Assets owned by the corporation (the value to be determined as provided in these by-laws) including uncalled amounts of Commitments that are included in the corporation’s regulatory capital, less the amount of any liabilities of the corporation, determined in accordance with generally accepted accounting principles, consistently applied.

“Board” means the Board of Directors of the corporation

“Control” has the meaning stated in the Investment Company Act.

“Control Person” means any person who exercises Control over the management of a company.

“Designated Party” means any Investment Adviser, and any partner, member, manager, stockholder, director, officer, employee or Affiliated Person of the corporation or of any Investment Adviser.

“Indemnifiable Costs” means all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense, and any sums which may be paid with the consent of the Board in settlement) incurred in connection with or arising from a claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority.

“Investment Adviser” has the meaning stated in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

“Shareholder” means Rand Capital Corporation, a New York corporation.

Section 2. Standard of Care.

(a) No Designated Party will be liable to the corporation for any action taken or omitted to be taken by it or any other person in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct unlawful.

(b) Any Designated Party, any member of the Board or committee of the Board, may consult with independent legal counsel selected by it and will be fully protected, and will incur no liability to the corporation, in acting or refraining from acting in good faith in reliance upon the opinion or advice of such counsel.

Section 3. Indemnification.

(a) The Corporation will indemnify and hold harmless, but only to the extent of Assets Under Management (less any outstanding leverage not included as a liability in the computation of Assets Under Management), any Designated Party, from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by reason of any action taken or omitted to be taken on behalf of the corporation in the furtherance of its interests.

(b) The corporation will indemnify and hold harmless, but only to the extent of Assets Under Management (less any Outstanding leverage not included as a liability in the computation of Assets Under Management), the members of any committee or board of the corporation who are not Affiliates of the corporation or any Investment Adviser from any and all Indemnifiable Costs which may be incurred by or asserted against such person or entity, by any third party on account of any matter or transaction of the corporation, which matter or transaction occurred during the time that such person has been a member of any committee or board of the corporation.

(c) The corporation has the power, in its discretion, to agree to indemnify on the same terms and conditions applicable to persons indemnified under Section 3(b) of this Article, any person who is or was serving, under a prior written request from the Corporation, as a consultant to, agent for or representative of the corporation as a director, manager, officer, employee, agent of or consultant to another corporation, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person’s status as such.

(d) No person may be entitled to claim any indemnity or reimbursement under Section 3(a), (b) or (c) of this Article in respect of any Indemnifiable Cost that may be incurred by such person which results from the failure of such person to act in accordance with the applicable standard of care stated in Section 2 of this Article. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, preclude a determination that such person acted in accordance with the applicable standard of care stated in Section 2 of this Article.

(e) To the extent that a person claiming indemnification under Section 3(a), (b) or (c) of this Article has been successful on the merits in defense of any action, suit or proceeding referred to in Section 3(a), (b) or (c) of this Article or in defense of any claim, issue or matter in any such action, suit or proceeding, such person must be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 3(h) of this Article with respect to advance payments, any indemnification under this Section 3 will be paid only upon determination that the person to be indemnified has met the applicable standard of conduct stated in Section 2 of this Article.

(f) A determination that a person to be indemnified under this Section has met the applicable standard stated in Section 2 of this Article may be made by (i) the Board, with respect to the indemnification of any person other than a person claiming indemnification under Section 3(a) of this Article, (ii) a committee of the Board whose members are not affiliated with the corporation or any Investment Adviser with respect to indemnification of any person indemnified under Section 3(a) of this Article, or (iii) at the election of the Board’s independent legal counsel selected by the Board, with respect to the indemnification of any person indemnified under this Section, in a written opinion.

(g) In making any determination with respect to indemnification under subsection (f) above, the Board, a committee of the Board whose members are not affiliated with the corporation or any Investment Adviser or independent legal counsel, as the case may be, is authorized to make the determination on the basis of its evaluation of the records of the corporation or any Investment Adviser to the corporation and of the statements of the party seeking indemnification with respect to the matter in question and is not required to perform any independent investigation in connection with any determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making the determination.

(h) Expenses incurred by any person in respect of any Indemnifiable Cost may be paid by the corporation before the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined as provided in Section 3(e) or (f) of this Article that the person is entitled to be indemnified by the Corporation as authorized in this Section 3.

(i) The rights provided by this Section 3 will inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification under these by-laws.

(j) The rights to indemnification provided in this Section 3 are the exclusive rights to indemnification by the corporation of persons who have rights to indemnification under this Section 3. The persons who have right to indemnification under this section may not have any other rights to indemnification from the corporation or enter into, or make any claim under, any other agreement with the corporation (whether direct or indirect) providing for indemnification.

(k) The corporation may not enter into any agreement with any person (including, without limitation, any Investment Adviser or any person that is an employee, officer, director, partner or shareholder, or an Affiliated Person, or Control Person of the Shareholder ) providing for indemnification of any such person (i) except as provided for under this Section 3, and (ii) unless such agreement provides for a determination with respect to the indemnification as provided under Section 3(f).

(l) The provisions of this Section 3 do not apply to indemnification of any person that is not at the expense (whether in whole or in part) of the corporation.

(m) The corporation may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section 3. The corporation may purchase such insurance regardless of whether the person is acting in a capacity described in this Section 3 or whether the corporation would have the power to indemnify the person against such liability under the provisions of this Section 3.

ARTICLE VI

Shares

Section 1. Certificate of Shares. The shares of the corporation shall be represented by certificates which shall be numbered and shall be entered in the records of the corporation as they are issued. Each share certificate shall when issued state upon the face thereof that the corporation is formed under the laws of the State of New York, the name of the person or persons to whom issued, and the number and class of shares and the designation of the series, if any, which such certificate represents and shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if: (a) the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or (b) the corporation’s shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue. No certificate shall be valid until countersigned by a transfer agent if the corporation has a transfer agent, or until registered by a registrar if the corporation has a registrar.

Section 2. Transfers of Shares. Shares of the corporation shall be transferable on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof. The board of directors, to the extent permitted by law, shall have power and authority to make all rules and regulations as it may deem expedient concerning the issue, transfer and registration of the share certificates and may appoint one or more transfer agents and registrars of the shares of the corporation.

Section 3. Fixing of Record Time. The board of directors may fix, in advance, a day and hour not more than 60 days nor less than 10 days before the date on which any meeting of the shareholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time are fixed by the board of directors, no one other than the holders of record on such date and time of shares entitled to notice of and to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the board of directors for the determination of shareholders entitled to notice of and to vote at any meeting of the shareholders, shareholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof; provided, however, that if no notice of such meeting is given, shareholders of record at the close of business on the day next preceding the day on which such meeting is held, and no others, shall be entitled to vote at such meeting or any adjournment thereof.

The board of directors may fix, in advance, a day and hour, not more than 60 days before the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of shareholders entitled to receive such dividend or rights, and in such case only shareholders of record at the date and time so fixed shall be entitled to receive such dividend or rights; provided, however, that if no record date and time for the determination of shareholders entitled to receive such dividend or rights are fixed, shareholders of record at the close of business on the day on which the resolution of the board of directors authorizing the payment of such dividend or the allotment of such rights is adopted shall be entitled to receive such dividend or rights.

Section 4. Record of Shareholders. The corporation shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

Section 5. Lost Share Certificates. The board of directors may in its discretion cause a new certificate for shares to be issued by the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate; but the board of directors may in its discretion refuse to issue such new certificate save upon the order of the court having jurisdiction in such matters.

ARTICLE VII

Finances

Section 1. Corporate Funds. The funds of the corporation shall be deposited in its name with such banks, trust companies or other depositories as the board of directors may from time to time designate. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by such officer or officers, employee or employees, agent or agents as the board of directors may from time to time designate. No officers, employees or agents of the corporation, alone or with others, shall have power to make any checks, notes, drafts or other negotiable instruments in the name of the corporation or to bind the corporation thereby, except as provided in this section.

Section 2. Fiscal Year. The fiscal year of the corporation shall be the 12-month period ending December 31 unless otherwise provided by the board of directors.

Section 3. Loans to Directors. The corporation may not lend money to or guarantee the obligation of a director of the corporation unless either: (i) the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum, or (ii) if the corporation was in existence on February 23, 1998, and its certificate of incorporation so provides, or the corporation was formed on or after February 23, 1998, the board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees. The fact that a loan or guarantee is made in violation of this section does not affect the borrower’s liability on the loan.

ARTICLE VIII

Corporate Seal

Section 1. Form of Seal. The seal of the corporation, if it elects to have one, shall be in such form as may be determined from time to time by the board of directors. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE X

Amendments

Section 1. Procedure for Amending By-laws. The by-laws of the corporation may be adopted, amended or repealed at any meeting of shareholders, notice of which shall have referred to the proposed action, by a majority of the votes cast by the holders of the shares of the corporation at the time entitled to vote in the election of any directors, or at any meeting of the board of directors, notice of which shall have referred to the proposed action, by the vote of a majority of the entire board of directors.